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                    [Letterhead of McBreen, McBreen & Kopko]



March 26, 1999



Sonic Foundry, Inc.
754 Williamson Street
Madison, WI 53703

Re:  Sonic Foundry, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") which you intend to file with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933,1 as amended, of 1,216,000 shares of common stock, par value $0.01 (the "S-8 Shares"), of Sonic Foundry, Inc., a Maryland corporation (the "Company"), which are to be offered and sold by the Company pursuant to the 1995 Stock Option Plan, the Non-Employee Directors Stock Option Plan, the Shareholder Relations Consultant Warrants between the Company and Vencap, Inc. dated July 24, 1996 and July 15, 1998, and the Shareholder Relations Consultant Warrant between the Company and Marit A. Fremstad dated July 15, 1998 (collectively, such agreements and plans are hereinafter referred to as the "Plans").

I have examined the Company's Certificate of Incorporation and Bylaws; the Company's minute books; the corporate records in connection with the Plans and the sale of the S-8 Shares; and such other documents of the Company as I have considered necessary or appropriate for the purposes of this opinion.

On the basis of such examinations and reviews, I advise you that I am of the opinion that the S-8 Shares, when offered and sold in the manner provided in the Prospectus contained in the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited solely to matter as of the laws of the State of Illinois; the general corporation law of the State of Maryland; and the laws of the United States of America.


Exhibit 5.1                            18
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We hereby advise you that Frederick H. Kopko, Jr., a partner of this law firm, is a director of the Company, beneficially owns 173,024 shares of Series B 5% Cumulative Convertible Preferred Stock and holds options to purchase 10,000 shares of Common Stock issued under the Non-Directors Stock Option Plan. We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

McBreen, McBreen & Kopko

By______________________


Exhibit 5.1                          19